DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

July 12, 2006

Job Number: C20060710-0126
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20060435152-88	Articles of Incorporation	2 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0515282006-4
Document Number: 20060435152-88

Date Filed: 7/7/2006 4:03:33 PM
In the office of
[signature]
Dean Heller
Secretary of State

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	GRAND MOTION, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	STATE AGENT AND TRANSFER SYNDICATE, INC. Name 112 NORTH CURRY STREET — Street Address; CARSON CITY — City; NEVADA; 89703-4934 — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 — Par value: $ .0001 — Number of shares without par value:
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. VALENTINA MULCHENKO Name 112 NORTH CURRY STREET — Street Address; CARSON CITY — City; NEVADA — State; 89703-4934 — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Nicole Block for State Agent and Transfer Syndicate, Inc. — Name; Signature: Nicole Block 112 NORTH CURRY STREET — Address; CARSON CITY — City; NV — State; 89703-4934 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Nicole Block — Authorized Signature of R. A. or On Behalf of R. A. Company; Date 7/7/06

NUMBER OF PAGES ATTACHED: 1

This form must be accompanied by appropriate fees. See attached fee schedule.

Addendum to the

ARTICLES OF INCORPORATION

OF

GRAND MOTION, INC.

PARAGRAPH THREE
SHARES

The amount of the total authorized capital of this corporation is $10,000 as 100,000,000 shares each with a par value of one ten thousandth of one dollar (0.0001). Such shares are non-assessable.

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

PARAGRAPH EIGHT
ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

PARAGRAPH NINE
AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.